TIERRA GRANDE RESOURCES

Buldibuyo Gold Mine Project

Australia ~ Peru ~ Canada
May 2014
OTC (US): TGRI

Disclaimer

This presentation has been prepared by Tierra Grande Resources(“TG”, “Tierra Grande” or the “Company”) . It should not be considered as an invitation or offer to subscribe for or purchase any securities in the Company or as an inducement to make an invitation or offer with respect to those securities. No agreement to subscribe for securities in the Company will be entered into on the basis of this presentation.

This presentation is provided on the basis that none of Tierra Grande nor its respective directors, officers, shareholders, related bodies corporate, partners, affiliates, employees, representatives and advisers make any representation or warranty (express or implied) as to the accuracy, reliability, relevance or completeness of the material contained in the presentation and nothing contained in the presentation is, or may be relied upon as, a promise, representation or warranty, whether as to the past or the future. The Company hereby excludes all warranties that can be excluded by law.

The presentation contains forward looking information and prospective financial material which is predictive in nature and may be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and may differ materially from results ultimately achieved. There can be no assurance that the assumptions underlying prospective financial information are accurate or reliable or complete in any manner. All references to future production, production targets and exploration targets and infrastructure access are subject to the completion of all necessary feasibility studies, permitting, construction, financing arrangements and infrastructure -related agreements.

All persons should consider seeking appropriate professional advice in reviewing the presentation and all other information with respect to the Company and evaluating the business, financial performance and operations of the Company. Neither the provision of the presentation nor any information contained in the presentation or subsequently communicated to any person in connection with the presentation is, or should be taken as, constituting the giving of investment advice to any person.

All information contained in this presentation is based on publicly available information, internally developed data and other sources. The Company does not undertake to update any of its information, except in accordance with applicable securities laws.

This presentation relates to the proposed acquisition by the Company of the project mentioned. Certain information in this presentation is presented on a pro-forma basis as if this project have been acquired. While the Company is currently conducting due diligence on the project, and expects to complete the acquisition of the project in the near term, there can be no assurance that the acquisition will be completed.

Confidential Page 2

Executive Summary

•	Tierra Grande’s business strategy
	•	Projects – High grade, near-term production
	•	People – Balance of corporate and mining professionals
	•	Corporate – Constant market presence

•	Project strategy
	•	Sub-scale high-grade, low cash cost assets
	•	Low capital intensity
	•	Near-term cash flow assets
	•	Long term high value assets

•	Cash flow created from the acquired Project to be directed at value enhancing investments in line with Tierra Grande’s business strategy.

Highlights Summary

	•	High grade gold,
	•	Near term producing assets to fund development and acquisitions
PROJECT	•	Low capital intensity to cash flow
	•	Potential for substantial long mine life mineralisation

	•	Strategic Partner with Mining Plus providing technical strength
	•	Strategic Partner with ExploAndes providing local technical experience & project pipeline
PEOPLE	•	Complete skill set – Proven corporate, technical and operational capability
	•	Peru based personnel
	•	Management have successfully developed and operated world class mining projects

	•	Constant market presence
CORPORATE	•	Team is actively seeking deals
	•	Global team with global perspective

Proven Mining Experience

Tierra Grande Resources

Strength through a complimentary board and diligent approach creates value propositions

Board
Simon Eley	Chairman of the Board
Andrew Gasmier	Director
Brad Evans	Director
Miguel Cardozo	Director
Eduardo Ferrero	Director

Management

Andrew Gasmier	President & CEO
Neil Rose	Chief Financial Officer
Karim Lalani	Corporate Secretary

Tierra Grande’sApproach

•	Sub-scale projects
•	Near-term cash flow to fund growth
•	High-grade
•	Low capital requirements
•	Strategic partners
•	Focus on Peru
•	Focus on gold

Shares Outstanding	M	103.7
Current Share Price	USD	$.01
Market Capitalization	USD M	$1.04

The Team

Simon Eley – Chairman (LLB, BA)
Mr Eley has extensive management experience in the resources sector with senior roles at Aquila Resources Ltd, Manahattan Corporation, Woodside Petroleum Ltd and significant open-pit experience in base and gold mines in Australia. Mr Eley led the team that secured the Central Murchison gold Project that resulted in the eventual sale to Westgold Resources for $76 million with 12 months.

Andrew Gasmier – President & CEO (B.Eng (Mining) WASM, AusIMM)
Mr. Gasmier is a West Australian School of Mines educated Mining Engineer with over 16 years’ experience in both underground and open pit operations. He has extensive experience in the assessment, evaluation and feasibility of mineral projects in Africa, Australia, Laos and Russia. Mr. Gasmier has held General Management roles in operations in Queensland and Western Australia, and in the past five years Mr. Gasmier has held senior positions for Metals X, Monarch Gold, AngloGold Ashanti and Mining Plus. Mr. Gasmier holds First Class Mine Managers Certificate of Competency and holds a West Australian Underground Supervisor’s Certificate of Competency.

Brad Evans – Director (B.Eng (Mining) WASM, AusIMM)
Mr Evans is a Mining Engineer with more than 15 years’ experience in the mining industry, he is currently the General Manager of Mining Plus. Mr Evans has a multitude of experience ranging from production, planning and management on mine sites, to organisation leadership within Mining Plus. Mr Evans has lead the growth of Mining Plus from 10 to 70 employees with 5 offices around the world. He is the holder of Mine Managers Certificates of Competency in Western Australia and New South Wales.

The Team

Miguel Cardozo – Director (B.Sc., M.Sc, PhD)
Dr Cardozo has 40 years of gold and base metals experience throughout the Americas, holding senior management roles with companies such as Newmont, North Ltd.,Teck Cominco and Placer Dome. As the Senior Geologist with Newmont, Dr Cardozo was responsible for the exploration program that led to the discovery of the +50M oz. Yanacoha gold district, and the Galeno copper -gold porphyry in Peru. He is a member of the Society of Economic Geologists (Council for the period 2010-2012), the Colegio de Ingenieros del Perú, the Instituto de Ingenieros de Minas del Perú, the Sociedad Geológica del Perú and the Society for Geology Applied to Mineral Deposits.

Eduardo Ferrero Diaz – Director (MBA,BE)
Mr Ferrero is an Australian -Peruvian Executive with more than 16 years professional experience in the fields of Engineering, Banking & Finance, Management Consulting and Business Start-Ups. Mr Ferrero has extensive business networks across Financial Institutions and Governments in Australia and Peru. He is a Director of LaEncontre. com, Social Coil, Re/max -Pro and Delante Consultores, and is currently based in Lima

Strategic Partners

Mining Plus provides a global technical team for investment identification, due diligence and project development

Mining Plus (MP)

  MP consists of a team of engineers, geologists and environmental and safety consultants led by an experienced management team.
  Located in Perth, Adelaide, Melbourne, Kalgoorlie, Toronto, Vancouver and Lima. With affiliates abroad, MP operates on both a national and international scale.
  With a proven track record in delivering innovative and practical solutions, MP has the know-how to support mining services, suppliers and mining companies involved in both underground and surface mining developments.
Established	2006
Offices	7
Total Staff	75
Speciality	Geology, Mining Engineering, Risk and Environment

StrategicPartners

  Global technical team
  Project pipeline
  Due diligence
  Development partnering
  Skill and mentoring

Key Benefits of Partnership

  MP provides the technical expertise and practical experience to Tierra Grande.
  Tierra Grande provides MP with the opportunity to widen its global presence in the mining industry. Confidential Page

Strategic Partners

ExploAndes are a highly regarded in-country technical team that provide a range of geological and logistic services

ExploAndes (EA)

  EA is a specialised geological consulting group focused on South American Projects.
  EA has a highly regarded skill set that complement exploration and prospecting through to feasibility and operating mine stage projects.
  Multiple Geologists with priority given to Tierra Grande projects.
Established	2003
Offices	Lima
Total Staff	23
Speciality	Exploration Geology

StrategicPartners

  South American focused
  Exploration
  Pre- feasibility
  Operating Mines
  Resource estimation

Key Benefits of Partnership

  EA provides unparalleled in country knowledge to assist in the analysis and exploitation of current and potential projects for Tierra Grande.
  Tierra Grande will provide a ground roots alliance with an expanding Peruvian focused Company. Confidential Page

Buldibuyo Mine Gold Project

The Buldibuyo gold mine is contained in a 160-km-long orogenic gold belt extending along the Eastern Andean Cordillera in northern Peru that has produced to date millions of ounces of gold from vein-type deposits.

The region is host to numerous gold vein mines, mainly included in the Pataz and Parcoy districts, located 45km and 15 km north of the Buldibuyo district.

Buldibuyo Gold Project

Overview

  With 1410ha ground in two leases, the Project is big enough to restart operation and also has room to grow.
  Previously mined using small scale and primitive mining methods, the application of modern bulk mining methods has the potential to reduce costs and increase production rates
Lease Code	Lease Name	Area Ha
15008764X01	PATRICIA	510
10080194	MARIA ANGOLA 2	900
Total		1410

EXPLORATION INFORMATION
VEIN	Tonnage**	Au Grade**	Contained Gold
	t	g/t	Oz.
PATRICIA	11,418	11.25	4,130
	39,673	10.22	13,037
SAN JUAN	21,940	10.50	7,407
	15,459	12.05	5,990
PATRICIA DOS	2,621	8.35	704
SAN JUAN DOS	7,445	12.50	2,992
	5,783	12.50	2,324
LOS HORNOS	152,880	11.00	36,622
	257,218	11.05	73,207

** The reliability of the historical data is unknown but considered relevant by Company management. The historical data is non NI43-101 compliant and should not be relied upon. It is the Company's intention to verify the historical data and confirmation work may produce results that differ substantially from the historic results.

Currently

  The project has developed access to ore grade material providing for low cost and quick resumption of mining and development of additional mining stopes
  The resource is open for expansion at depth and along strike.
  The project has a small CIP plant which requires limited maintenance to return to operating condition.

Historic Information

Buldibuyo Gold Mine Due Diligence Site Visit, October 2013

Underground Mine Sampling

Ten (10) samples were taken along the Patricia vein, samples were taken at the two levels (Erwin and South Chili) underground mine.

Lab assaying returned range from 0.057 to 46.5 g/t Au. Grade was found to generally correspond to visual intensity of mineralization as well as transversal ore shoots defined in historic mapping and observed during the site visit..

Buldibuyo Gold Mine Cross section with Due Diligence Sample Locations

Additional Buldibuyo Exploration Targets

Los Hornos - El Cura Target
Outside of the existing mine, previous owners have identified a zone with potential for low-grade gold .
(Breccia body in Los Hornos stockwork zone)

Additional Buldibuyo Exploration Targets

Los Hornos - El Cura Target,(continued)
The Los Hornos -El Cura exploration zone contains an intensively fractured and brecciated, 500m x 500m, stockwork area. Alteration includes gold-bearing, quartz-veining and quartz-sericite alteration in a granodioritic -tonalitic intrusion.

The Buldibuyo Gold Mine is located in a world class address

The Plan

•	Strategic Alliance with Mining Plus & ExploAndes, establish NI 43-101 compliant reserves, produce required technical reports including mine design & production plan as well as work on renewing the mining approvals

•	Engage Suitable Environmental Consultant to commence working on environmental approval renewals

•	Engage Suitable Metallurgical Contractor to commence refurbishment and upgrade work to the processing facility

•	Engage Suitable Mining Contractor to commence mining of existing stopes and a decline down to the lower level.

•	Commence Gold Production targeting 15,000oz of gold production within the next 18 months.

•	Near Mine Exploration to continue mine production beyond 18 months, funded from operating cash flow.

•	Exploration of Los Hornos and El Cura targets to build long term value in the project

The Plan - Timeline

The Value

Highlights

  Tightly held share register

  Real mining personnel with development track record

  Early entry point for growing Company

  Committed to being a dividend paying Gold Miner

  Significant share price upside upon project acquisition

  Short time frame to production and generation of cash flow

Year 2 Target

15,000oz Gold Production

• Cash Cost
   < USD$800/oz

Year 3 Target

20,000oz Gold Production

• Cash Cost
   < USD$800/oz

Further Information

For further information regarding Tierra Grande,

Please contact:

Andrew Gasmier President & CEO
+61 409 102 356
andrew. gasmier@tgresources. com

Michael Collins, P.Geo. is a Qualified Person as defined by National Instrument 43-101, and has read and approved the contents of this presentation.

Appendix 1: Mineral Concessions